SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

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    to Section 240.14a-11(c) or
    Section 240.14a-12

                           ICN PHARMACEUTICALS, INC.
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                (Name of Registrant as Specified in its Charter)

                          Iridian Asset Management LLC
                                      and
                         Franklin Mutual Advisers, LLC
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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)
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The following is the text of a press release issued today by Iridian Asset
Management LLC and Franklin Mutual Advisers, LLC.

FROM:    Iridian Asset Management LLC
         Franklin Mutual Advisers, LLC



                  Three Current ICN Directors Support Nominees of Iridian Asset Management LLC and Franklin Mutual Advisers, LLC


          Westport, CT and Short Hills, NJ. May 21, 2002. Iridian Asset Management and Franklin Mutual Advisers, the investment manager for Franklin Mutual Series Fund Inc., announced that the three currently serving shareholder-nominated directors of ICN Pharmaceuticals Inc. (NYSE: ICN), Edward
A. Burkhardt, General Ronald R. Fogleman and Steven J. Lee, have expressed their support for the election of Iridian and Franklin Mutual Advisers' nominees at ICN's upcoming annual meeting of stockholders to be held on May 29, 2002.

          In separate letters to Iridian and FMA, each of these three current ICN directors wrote, "I want you to know that, consistent with my views regarding the issues raised in the proxy contest last year, I fully support your efforts to add three ... highly-qualified shareholder-nominated directors, Rich Koppes, Rob O'Leary and Randy Thurman, to the ICN board."

          Messrs. Burkhardt, Fogleman and Lee were nominated by ICN shareholders in 2001 and were each elected by a resounding majority at ICN's 2001 annual meeting.

          Iridian is an SEC-registered investment adviser located in Westport, CT. Iridian manages approximately $12 billion for institutional clients, pension funds, charitable foundations and endowments, and invests primarily in mid-cap and large-cap U.S. equities.

          Franklin Mutual Advisers, LLC is a subsidiary of Franklin Resources, Inc. [NYSE:BEN], a global investment organization operating as Franklin Templeton Investments. Franklin Templeton provides global and domestic investment management services through its Franklin, Templeton, Mutual Series and Fiduciary Trust subsidiaries. The San Mateo, CA-based company has over 50 years of investment experience and more than $274 billion in assets under management as of March 31, 2002. For more information, please call 1-800/DIAL BEN(R) or visit franklintempleton.com.


In connection with their solicitation of proxies with respect to the 2002 annual meeting of stockholders of ICN Pharmaceuticals, Inc. ("ICN"), Iridian Asset Management LLC ("Iridian") and Franklin Mutual Advisers, LLC ("FMA") have filed with the Securities and Exchange Commission (the "SEC") and disseminated to stockholders a definitive proxy statement dated April 18, 2002. Stockholders are advised to read the proxy statement as it contains important information. Stockholders may obtain a free copy of the proxy statement and other relevant documents filed with the SEC from the SEC website at www.sec.gov. Stockholders may also obtain a free copy of Iridian and FMA's proxy statement by contacting Mackenzie Partners in the manner described below.

Stockholders should be aware that Iridian and FMA have agreed to indemnify each of Messrs. Burkhardt, Fogleman and Lee against lawsuits that might be brought against them by ICN relating to the exercise of their rights as ICN shareholders to vote in, or to express or advocate their views regarding, the pending proxy contest for the election of ICN directors or the exercise of their fiduciary duties as directors in connection with the proxy contest.


Contact:  For Press:                    For Shareholders and Institutions:
          ----------                    ----------------------------------
          Hedda Nadler                  Mackenzie Partners, Inc.
          Mount & Nadler                Tel: Call Collect: (212) 929-5500
          Tel:  (212) 759-4440                 Toll Free:  (800) 322-2885